Exhibit 10.33

UFP TECHNOLOGIES, INC.

2003 INCENTIVE PLAN

As Amended and Restated on March 14, 2023

1.       Statement of Purpose. The purpose of this 2003 Incentive Plan (hereinafter referred to as the “Plan”) is to benefit UFP TECHNOLOGIES, INC. (the “Company”) through the maintenance and development of its businesses by offering equity-based and other incentives to certain present and future executives and other employees who are in a position to contribute to the long-term success and growth of the Company, thereby encouraging the continuance of their involvement with the Company and/or its subsidiaries.

2.        Administration of the Plan.

(a)      Board or Committee Administration. Except as otherwise provided in subsection 2(d) below, the Plan   shall be administered by the Compensation Committee of the Company's Board of Directors (the “Board”) or such other committee thereof consisting of such members (not less than two) of the Board as are appointed from time to time by the Board (the “Compensation Committee”), each of the members of which, at the time of any action under the Plan, shall be (i) a “non-employee director” as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act) and (ii) an “independent director” as then defined under the rules of the Nasdaq Stock Market (or meeting comparable requirements of any stock exchange on which the Company's Common Stock, $.01 par value (the “Common Stock”) may then be listed). Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. The Committee shall have all necessary powers to administer and interpret the Plan. Such powers of the Compensation Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted Awards under the Plan, to determine the aggregate amount, type, size, and terms of the Awards to be made to eligible employees, and to determine the time when Awards will be granted. The Compensation Committee may take into consideration recommendations from the appropriate officers of the Company with respect to making the foregoing determinations as to Plan Awards, administration, and interpretation. The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.

(b)       Committee Actions. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c)       Section 409A. The Committee shall take into account compliance with Section 409A of the Internal Revenue Code in connection with any grant of an Award under the Plan, to the extent applicable.

(d)      Delegation by the Board to a Designated Officer.  To the extent permitted by law, the Board may delegate to the Chief Executive Officer of the Company or one or more other officers of the Company (each herein a “Designated Officer”) the duties or powers it may deem advisable to assist the Committee in the administration and operation of the Plan and may grant to the Designated Officer authority to enter into 1 or more transactions to grant equity-based Awards and with respect to such transactions, such Awards may be issued in such numbers, at such times and for such consideration as the Designated Officer may determine; provided that the resolution fixes (i) the maximum number of rights or options subject to the equity-based Awards, and the maximum number of shares issuable upon exercise thereof, that may be issued pursuant to such resolution, (ii) a time period during which such equity-based Awards and during which the shares issuable upon exercise thereof, may be issued, and (iii) a minimum amount of consideration (if any) for which such rights or options subject to such equity-based Awards may be issued and a minimum amount of consideration for the shares issuable upon exercise thereof and provided further, however, (i) the Committee shall not delegate such responsibilities to the Designated Officer for Awards granted to the Designated Officer or any employee who is considered an officer (as defined in Rule 16a-1(f)) of the Exchange Act.  The Designated Officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.  To the extent authority under the Plan is delegated to the Designated Officer, references in the other provisions of this Plan to the Committee shall instead mean to the Designated Officer.

3.       Eligibility. Participation in the Plan shall be limited to executives or other employees (including officers and directors who are also employees) of the Company and its Subsidiaries selected on the basis of such criteria as the Committee may determine. Employees who participate in other incentive or benefit plans of the Company or any Subsidiary may also participate in this Plan. As used herein, the term “employee” shall mean any person employed full time or part time by the Company or a Subsidiary on a salaried basis, and the term “employment” shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

4.       Rules Applicable to Awards.

(a) All Awards.

(i)        Awards. Awards may be granted in the form of any or a combination of the following: Stock Options; SARs; Restricted Stock; Unrestricted Stock; Stock Unit Awards, other Stock Based Awards; Cash Performance Awards; other Performance Awards; or grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

(ii)       Terms of Awards. The Committee shall determine the terms of all Awards subject to the limitations provided herein.

(iii)      Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(iv)      Vesting, Etc. Without limiting the generality of Section 4(a)(ii), the Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

(b) Awards Requiring Exercise.

(i) Time and Manner of Exercise. Unless the Committee expressly provides otherwise, (A) an Award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Award; and (B) if the Award is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Award has the right to do so.

(ii) Exercise Price. The Committee shall determine the exercise price of each Stock Option or SAR; provided, however, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. Except as provided in Section 6, in no event may any Stock Option or SAR previously granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Stock Option or SAR with a lower exercise price or strike price, as the case may be, (iii) be amended to provide for a cash buyout of the Stock Option or SAR if such Stock Option or SAR is not “in the money,” (iv) be subject to a voluntary surrender and subsequent grant of “in the money” Stock Option or SAR (v) otherwise be subject to any action that would be treated under the NASDAQ rules as a “repricing” of such Stock Option or SAR unless such amendment, cancellation or action is approved by the Company’s shareholders.

(iii) Payment of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

(c) Awards Not Requiring Exercise.

(i). Restricted Stock. Restricted Stock awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under this Section 4), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of an award of Restricted Stock, the lapse of restrictions on Restricted Stock may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the Participant. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the Participant. From the date a Restricted Stock award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

(ii). Stock Unit Awards. Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the Award, the restrictions imposed thereon (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the Award prior to vesting, and, in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such Awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of the grant of a Stock Unit Award, vesting of the Award may be contingent on achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the Participant. Upon a determination of satisfaction of the applicable performance-related conditions and satisfaction of the applicable continued service requirements, (and not before such time), shares of Stock shall be issued to the Participant pursuant to the Award. The Participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance.

(iii)        Unrestricted Stock and Other Stock-Based Awards. The Committee shall have the authority in its discretion to grant to eligible Participants Unrestricted Stock and other Stock-Based Awards. The Committee shall determine the terms and conditions, if any, of any Other Stock Based Awards made under the Plan.

(iv)       Non Stock – Based Awards. The Committee shall have the authority in its discretion to grant to eligible Participants Awards not based on the Stock, including, without limitation, Cash Performance Awards, and other Performance Awards as deemed by the Committee to be consistent with the purposes of the Plan.

5.        Limits on Awards under the Plan.

(a)       Number of Shares. A maximum of 2,250,000 shares of Common Stock, subject to adjustment as provided in Section 6, may be delivered in satisfaction of Stock-Based Awards under the Plan.

(b)      Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 5(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq Stock Market, as applicable.

(c)       Type of Shares. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Plan.

(d)       Other Stock-Based Award Limits. The maximum number of shares of Common Stock subject to Awards that may be granted to any person in any calendar year shall be 150,000. In addition, in no event shall the number of Awards providing for the acquisition of shares of Common Stock for a consideration less than Fair Market Value as of the date of grant or exercise of such Awards granted to all Participants in any Fiscal Year exceed 250,000. For this purpose, Fair Market Value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Act. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Common Stock then available for Awards under the Plan.

(e)       Other Award Limits. No more than $2,000,000 may be paid to any individual with respect to any Cash Performance Award (for the avoidance of doubt, Awards expressed in terms of shares of Common Stock or units representing Common Stock, shall be subject to the limit set forth in Section 5(d) above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $2,000,000 limit, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to separate $2,000,000 limits.

6.         Adjustments for Recapitalizations, Mergers, Etc.

(a)       Dilution and Other Adjustments. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change (including a Corporate Event, as defined below), an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Awards and authorizations, in (i) the maximum number or kind of shares issuable or Awards which may be granted under the Plan, (ii) the maximum number, kind or value of any Plan Awards which may be awarded or paid in general or to any one employee or to all employees in a Fiscal Year, (iii) the performance-based events or objectives applicable to any Plan Awards, (iv) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Committee, or (v) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

(b)       Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement or a written employment agreement between the Participant and the Company which has been approved by the Committee, upon any Corporate Event, in lieu of providing the adjustment set forth in Section 6(a) above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of (i) Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero, and (ii) Performance Awards shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

7.         Miscellaneous Provisions.

(a)        The holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock shall have been issued in respect of such Award.

(b)        Except as the Committee shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Plan Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan Award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

(c)         All Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

(d)       No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act, any other laws to which the issuance, delivery or transfer of such shares would be subject, and the applicable requirements of the exchanges on which the Company's Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates, if any, representing such shares may be legended to reflect any such restrictions.

(e)        The Company shall have the right to make such provision for the withholding of taxes as it deems necessary. In furtherance of the foregoing, the Company shall have the right to require, as a condition of the distribution of Awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the Award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld. Notwithstanding the foregoing, the Committee may, in its discretion, in connection with the grant of any Award of Common Stock, authorize the Company to pay to Participant receiving the Award, a cash gross-up payment in an amount necessary to cover such federal, state or local taxes attributable to such Award and to such cash payment.

(f)        No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary, it being understood that all Company and Subsidiary employees who have or may receive Awards under this Plan are employed at the will of the Company or such Subsidiary and in accord with all statutory provisions.

(g)        Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country. Notwithstanding the foregoing, no Award may be granted pursuant to this Section if the granting of such Award, or the application of the proposed terms and conditions with respect thereto, would constitute an amendment to the Plan that would have required stockholder approval by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed.

(i)         The costs and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any employee or Participant receiving an Award.

(j)         In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Award” shall mean an award described in Section 4(a)(i).

“Business Combination” shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company.

“Cash Performance Award” shall mean a Performance Award payable in cash. The right of the Company to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“Change in Control” shall, unless otherwise provided in an Award agreement, or an employee’s effective negotiated employment, change in control, severance or similar arrangement, mean: (i) a Business Combination, unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Company immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination; (ii) individuals who, as of the date of grant of an Award hereunder constitute the Board of Directors of the Company (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual's becoming a director after the date of grant of such Award whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Company representing more than 50% of the voting power of the Company.

“Corporate Event” means (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; or (iii) the reorganization or liquidation of the Company.

“Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean the closing price of the Common Stock on the trading day coinciding with such date, or if not trading on such date, then the closing price as of the next following trading day. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time. References to particular sections of the Internal Revenue Code shall include any successor provisions.

“ISO” shall mean an incentive stock option under Section 422 of the Internal Revenue Code.

“Participant” shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee to whom such Award has been granted.

“Performance Award” shall mean an Award subject to Performance Criteria.  To the extent any Performance Award that was issued prior to adoption of the Tax Cuts and Jobs Act of 2017 was intended to be eligible for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the Plan and such award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception.

“Performance Criteria” shall mean specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. Performance Criterion shall mean: (a) an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; comparisons with various stock market indices; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion, retention; customer satisfaction; employee satisfaction; economic value added; attainment of strategic and operational initiatives; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); implementation, completion or attainment of measurable objectives with respect to manufacturing, commercialization, products or projects, production, volume levels, acquisitions and divestitures, recruiting and maintaining personnel; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; strategic partnerships or transactions; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing, or (b) a subjectively determinable measure of performance. A Performance Criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. In determining attainment of a performance goal (A) the Committee may exclude the impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company, the Subsidiaries or any applicable division, business segment or business unit after the goal is established, (3) restructuring activities, including, without limitation, plant closings, plant moves or consolidations, (4) disposal of a segment of a business, (5) discontinued operations, (6) unbudgeted capital expenditures, (7) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, and (8) any business interruption event; and (B) the Committee may determine after the start of a Performance Period to exclude such other items, each determined according to Generally Accepted Accounting Principles (to the extent applicable) as identified in the Company’s accounts, financial statements, notes thereto, or management discussion and analysis.

“Restricted Stock” shall mean an Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

“SARs” shall mean rights entitling the holder upon exercise to receive cash or Stock, as the Committee determines, equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock” shall mean Common Stock of the Company, par value $.01 per share.

“Stock-based Awards” shall mean such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, and shall include, without limitation, all Stock Options, SARs, Restricted Stock, Stock Unit Awards and any Performance Awards consisting of any of the foregoing.

“Stock Options” shall mean options entitling the recipient to acquire shares of Stock upon payment of the exercise price and shall consist of ISO’s and non-statutory options.

“Stock Unit Awards” shall mean an award payable in shares of Stock. A Stock Unit Award may, but shall not be required to include a Performance Award.

“Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization “affiliated “ with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company.

“Unrestricted Stock” shall mean an Award of Stock not subject to any restrictions under the Plan.

(k)      This Plan shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

8.       Amendments and Termination; Requisite Shareholder Approval. The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed. The Board shall have the power to amend the Plan in any manner contemplated by this Section 8 deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award agreement relating thereto within such reasonable time as the Board shall specify in such request. With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan Awards in a manner not inconsistent with the terms of the Plan. Notwithstanding anything contained in this Section 8 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 8 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore made under the Plan without the consent of the affected Participant.

9.       Effective Date and Term of Plan. This Plan was adopted on April 8, 2003. The Plan was amended on February 26, 2007, March 22, 2007, February 21, 2008, March 2, 2011, March 7, 2013, March 17, 2016, March 14, 2018, March 16, 2021, and March 14, 2023. The Plan was last ratified by the Company’s stockholders on June 9, 2021. The Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to Section 8 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan’s provisions, provided, however, that no ISO may be granted under the Plan after the tenth anniversary of the date upon which the Plan has most recently been ratified by the Company’s stockholders.

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